                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------




        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 10, 1997 (except with respect to the matter discussed in Note 6, as to which the date is April 29, 1997), included in Dairy Mart Convenience Stores, Inc.'s Form 10-K for the year ended February 1, 1997, as amended by Amendment No. 1, on Form 10-K/A, and to all references to our Firm included in this registration statement.


                                             ARTHUR ANDERSEN LLP


    Cleveland, Ohio
    January 30, 1998